Independent Auditors' Consent



To the Shareholders and Board of Directors of New Jersey Municipals Fund Inc.:

We consent to the use of our report dated May 12, 1999 for the New Jersey Municipals Fund Inc.
incorporated herein by reference and to the references to our Firm under the headings
"Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional
Information.




	KPMG
LLP


New York, New York
July 23, 1999